 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2010

POWER-SAVE ENERGY COMPANY
(Name of small business in its charter)

Utah	0-30215	87-9369569
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3940-7 Broad Street, San Luis Obispo, CA	93401
(Address of principal executive offices)	(Zip Code)

Issuer's telephone number:   (866) 297-7192

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 1- REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01Entry into a Material Definitive Agreement.

A.	Acquisition Agreement

On August 18, 2010, we entered into a Letter of Intent with VICA Energy Ltd. (hereinafter “VICA”), an Alberta corporation pursuant to which the Company agreed to acquire all of the assets of VICA.  We are currently underway in the due diligence period requested under the Letter of Intent and we will prepare the Asset Purchase Agreement and anticipate a closing date by the end of September. The Company, concurrently with reviewing the due diligence material, is preparing a Solicitation of Proxies, pursuant to Regulation 14A under the Securities Exchange Act of 1934 and will hold a special shareholder meeting as soon as practicable thereafter.

The Asset Purchase Agreement will contain the customary terms and conditions for a transaction of this type, including representations, warranties and covenants, as well as provisions describing the consideration, the process of exchanging the consideration and the effect of the Acquisition Agreement.

B.  Material Relationships

There were no material relationships between the Registrant or its affiliates and any of the parties to the Letter of Intent, other than in respect to the Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 27, 2010

/s/Michael Forster
Michael Forster
Chief Executive Officer, Chairman of the Board

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